                                                                    EXHIBIT 10.1
                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated as of March 21, 1997, is made between ZYNAXIS, INC., a Pennsylvania corporation (the "SELLER"), and PROCLINICAL, INC., a Pennsylvania corporation (the "PURCHASER").

     The Seller has entered into an Agreement and Plan of Merger Contribution, dated December 6, 1996, by and among the Seller, CytRx Corporation, Vaxcel, Inc. ("VAXCEL"), a Delaware corporation and a wholly-owned subsidiary of CytRx Corporation, and Vaxcel Merger Subsidiary, Inc. ("VAXCEL MERGER SUB"), a Georgia corporation and a newly-formed, wholly-owned subsidiary of Vaxcel, which provides for the merger (the "MERGER") of Vaxcel Merger Sub with and into the Seller, with the effect that the Seller, as the surviving corporation resulting from the Merger, will be a wholly-owned subsidiary of Vaxcel.

     The Seller operates a division known as the Cauldron Process Chemistry Operations (the "CAULDRON DIVISION"). The Seller desires to sell to the Purchaser, and the Purchaser desires to buy from the Seller, substantially all of the assets, properties and rights of the Seller used in or related to the Cauldron Division (the "ASSETS").

     In consideration of the mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:


Section 1.     Sale and Purchase of the Assets:

     1.1. Agreement to Sell. At the Closing (hereinafter defined), the Seller shall sell, grant, convey, transfer, assign and deliver the Assets to the Purchaser, upon the terms and subject to the conditions of this Agreement. The Assets consist of all of the Seller's right, title and interest in and to the following:

          (a) All inventory owned by the Cauldron Division on the Closing Date;

          (b) All furniture, fixtures, machinery and equipment of the Cauldron Division as listed on Exhibit "A" hereto (the "FIXED ASSETS");
                      -----------

          (c) All rights and privileges of the Cauldron Division under contracts and open orders with its customers, including pre-paid orders, in existence on the Closing Date, or in existence on the date hereof as set forth on Exhibit "B"
                                                                     ----------
hereto and not completed prior to the Closing (the "CONTRACTS");

          (d) All rights and privileges of the Cauldron Division under the leases, licenses, and agreements set forth on Exhibit "C" hereto. It is
                                              -----------
understood that Seller will use commercially reasonable efforts prior to the Closing Date to have the lessor of the UV-VIS system and plate reader terminate the existing single equipment lease for those two assets and reissue two separate equipment leases for the two assets (since the UV-VIS system will be part of the assets sold to Purchaser, while the plate reader shall be retained by Seller). If Seller is unable to obtain separate equipment leases for the two assets, Seller shall pay to Purchaser from and after the Closing Date a monthly payment equal to a percentage of the monthly payment due under the combined equipment lease that reflects the relative original value of the plate reader compared to the UV-VIS system;

          (e) All accounts receivable and customer deposits, if any, of the Cauldron Division in existence as of the Closing, but only to the extent that such receivables or deposits are for work that has not been performed by Seller under the Contracts prior to the Closing;

          (f) All of Seller's right, title and interest under the lease (the "LEASE") dated August 30, 1988, between PMRA III, c/o PM Realty Advisors, a California corporation, successors to Rouse & Associates, a Pennsylvania limited partnership, ("LANDLORD") and Seller, as amended, for the facilities used by the Cauldron Division (the "PREMISES"), a copy of which is attached hereto as Exhibit "D". Seller represents and warrants to Purchaser that at the time of
-----------
transfer of the Lease from Seller to Purchaser at Closing, Seller shall have prepaid $250,000 of the basic rent under the Lease;

          (g) All patents, trademarks, service marks, copyrights or applications therefore, licenses, trade names, fictitious names, slogans, royalty agreements and brand or private label names of which the Seller is the owner and which are used by the Cauldron Division, as and to the extent set forth on Exhibit "E",
                                                                 -----------
hereto, and all customer lists, correspondence files and records, customers, files, production records, inventory records, software, hardware and firmware and disks, data files or other media, goodwill, and other assets owned by Seller and used by the Cauldron Division.

     Attached hereto and incorporated herein as Exhibit "F" is a schedule (the
                                                -----------
"BALANCE SHEET") on which is shown a condensed, summarized balance sheet of the Cauldron Division as of February 28, 1997, the pro forma eliminations therefrom to show the assets and liabilities of the Cauldron Division shown thereon which are not subject to this Agreement, and the assets and liabilities of the Seller shown thereon which are the subject of this Agreement. Seller agrees that it will update the information set forth in the Balance Sheet and deliver a revised Balance Sheet to Purchaser shortly before the Closing. It is understood, however, that no change in the Balance Sheet shall affect the Purchase Price (defined hereafter).

     1.2. Agreement To Purchase. At the Closing, the Purchaser shall purchase the Assets from the Seller, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Seller in this Agreement, and, as consideration therefore, shall: (a) pay to the Seller as set forth in paragraph 2.1 the purchase price for the Assets; and (b) assume and agree to pay or discharge promptly when due all of the Seller's liabilities and obligations of any nature whatsoever under or pursuant to the Lease, the Contracts and the Additional Contracts.

Section 2.     Purchase Price

     2.1. The purchase price for the Assets (the "PURCHASE PRICE") shall be Eight Hundred Thirty-Two Thousand Dollars ($832,000), which shall be paid as follows:

          (a) $50,000 on the date hereof, to be held in escrow until the Closing by the Purchaser's counsel;

          (b) $482,000 to Seller at the Closing, in immediately available funds; and

          (c) a promissory note (the "NOTE") payable to the Seller in the original principal amount of $300,000 in substantially the form of Exhibit "G"
                                                                   -----------
hereto.

     2.2. Assumption of Liabilities. At the Closing, in addition to its other obligations under this Agreement, the Purchaser shall assume and then be solely liable and responsible for, and agree to pay, discharge and perform on a timely basis, and hold Seller harmless and indemnify Seller from, all liabilities and obligations of any nature whatsoever of the Cauldron Division arising under:
(i) the Lease, (ii) the Contracts; (iii) the Additional Contracts (as hereinafter defined); and (iv) any orders for inventory placed by Seller between the date of this Agreement and the Closing (to the extent Seller may not have paid for such inventory by the Closing). Except for those liabilities recited in the immediately preceding sentence, all liabilities and obligations of the Cauldron Division, whether known or unknown, direct or contingent, in litigation or threatened, or not yet ascertainable but attributable to Seller shall be Seller's responsibility. Specifically excluded from the liabilities assumed by Purchaser are any liabilities of the Seller with respect to any federal, state, local or foreign income, franchise, or other tax imposed upon the Seller, any obligation of the Seller for any employee grievance pending at the Closing Date, any obligations of the Seller for the adjustment or payment for returned or defective goods at any time shipped by the Seller except under the Contracts, for all of which Seller shall remain responsible.


Section 3.     Closing Procedures

     3.1. Closing. The closing of the sale and purchase of the Assets (the "CLOSING") shall be held as soon as practicable after all conditions to the Closing set forth in Sections 7 and 8 hereto have been satisfied or waived, but in any event, on or before May 31, 1997 (the "CLOSING DATE"), at the offices of the Purchaser, 300 Kimberton Road, Phoenixville, Pennsylvania, or on any other date and at such other place or places as the parties may mutually agree in writing.

     3.2. Transfer of the Assets. At the Closing, the Seller shall deliver to the Purchaser the following:

          (a) Such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the

Purchaser's counsel, as shall be effective to vest in the Purchaser all of the Seller's right, title and interest in and to the Assets; and

          (b) Evidence that all Contracts and Additional Contracts which cannot be transferred effectively without the consent of third parties have received such consent, or if such consent is unobtainable, an agreement reasonably satisfactory to the Purchaser and its counsel assuring to the Purchaser the benefits and obligations of such Contracts and Additional Contracts.

     3.3. Purchase Price. At the Closing, the Purchaser shall pay to the Seller the portion of the Purchase Price in accordance with Section 2 hereof and deliver the Note.

     3.4. Release of Liens. At or prior to the Closing, the Seller shall deliver all necessary releases of liens and Uniform Commercial Code termination statements in forms reasonably acceptable to the Purchaser's counsel so that the Seller's title to the Assets is in conformity with paragraph 4.2 hereof.


Section 4.  Representations and Warranties of the Seller

     The Seller hereby represents and warrants to the Purchaser, intending for the Purchaser to rely hereon, as of the date hereof as follows:

     4.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     4.2. Title to the Properties. Seller owns, and has good and marketable title to, or at the Closing date will own and have good and marketable title to, all of the Assets, free and clear of all liens, pledges, mortgages, security interests, leases, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever, for immaterial liens or encumbrances that do not affect the use of the Assets by the Purchaser and except as set forth in Exhibit "H" hereto.
                       -----------

     4.3. Tax Matters. The Seller has filed or caused to be filed all federal, state and local tax returns and reports of the Seller, through the taxable year ending December 31, 1995 which are due and required to be filed and has paid or caused to be paid all taxes due through December 31, 1995 and any assessment of taxes received, except taxes or assessments that are being contested in good faith. Seller has received no notice of, any pending or threatened proceeding or claim by any governmental agency for assessment or collection of taxes from the Seller. All such returns and reports have been prepared on the same basis as that of previous years and in accordance with all applicable laws, regulations and requirements, and accurately reflect the taxable income of the Seller.

     4.4. Litigation.  Except as disclosed in Exhibit "I" hereto:
                                              -----------

          (a) there is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending, or to the knowledge of the Seller threatened, against the Seller, relating to the Cauldron Division or the Assets; and

          (b) the Seller is not in default with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any material adverse change in the financial condition of the Cauldron Division or the Assets.

     4.5. Absence of Undisclosed Liabilities. There are no liabilities or obligations accrued, absolute, contingent or otherwise, of the Cauldron Division except as set forth in the Balance Sheet, as disclosed or referred to in this Agreement or the Exhibits hereto or otherwise disclosed to the Seller, or as incurred, consistent with past business practice, in the normal and ordinary course of its business since the date of the Balance Sheet.

     4.6. Financial Statements. The Seller has previously delivered to the Purchaser the Cauldron Division balance sheet as of February 28, 1997, and a statement of income for the year ended December 31, 1996 (collectively the "PRIOR FINANCIAL STATEMENTS"). The Prior Financial Statements have been prepared on an unaudited basis, in accordance with the books and records of the Cauldron Division, and present fairly the financial position of the Cauldron Division at February 28, 1997 and the results of operations for the year ended December 31, 1996.

     4.7. Absence of Certain Changes and Events. Since the date of the Balance Sheet, except as set forth in Exhibit "J" attached hereto, there has not been:
                              -----------
(a) any material adverse change in the condition, financial or other, of the Cauldron Division; (b) any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the business of the Cauldron Division or the Assets; (c) any claim of unfair labor practice or union organizing activity involving the Seller's Cauldron Division; (d) any increase in compensation payable or to become payable to any employee or amounts payable under any bonus, insurance, pension or other benefit plan.

     4.8. Additional Contracts.  Except as disclosed in Exhibit "K" hereto or
                                                        -----------
elsewhere in this Agreement or the Exhibits attached hereto, the Cauldron Division neither owns, has in existence, has any rights or interest in or to, nor uses in its business:

          (a) any employment agreement or arrangement, oral or written, with any employee of the Cauldron Division, under which any amount will remain unpaid on the Closing Date or become payable after the Closing Date;

          (b) any lease pursuant to which the Cauldron Division leases personal property to or from any person or entity;

          (c) any agreement or other arrangement under which the Cauldron Division has agreed or is obligated to sell or supply products or perform any services;

          (d) any contract or commitment for the future purchase of, or payment for, raw materials, supplies or products;

          (e) any contract or commitment for any charitable contribution;

          (f) any consulting, agency or representative contract to which the Cauldron Division is a party or is otherwise bound;

          (g) any commission program for salesmen, representatives or agents of the Cauldron Division;

          (h) any collective bargaining agreement of the Cauldron Division with any labor union or other representative of employees; or

          (i) any fictitious name utilized by the Cauldron Division.

The agreements, contracts or obligations listed on Exhibit "K" hereto are
                                                   -----------
referred to as "ADDITIONAL CONTRACTS."

     4.9. Compliance With Laws. To the knowledge of the Seller, the Cauldron Division has complied with and is not in default under, or in violation of, any law, ordinance, rule, regulation or order (including, without limitation, any environmental, zoning, safety, health or price or wage control law, ordinance, rule, regulation or order) applicable to its operations, or business as presently constituted, except where the failure to be in compliance with the foregoing would not materially adversely affect or, so far as the Seller can now foresee, in the future materially adversely affect, the business of the Cauldron Division or the Assets.

     4.10.     Employee Benefit Plans.  Exhibit "L" sets forth a true and
                                        -----------
complete list of all pension, profit-sharing, stock bonus, stock option, employment or severance agreements, deferred compensation plans, health, life, accident or disability plans, and any other agreement, arrangement, commitment or other employee benefit plan (including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder ("ERISA")) (the "BENEFIT PLANS") currently maintained with respect to the Cauldron Division, or with respect to which the Seller has, or may in the future have, any liability with respect to any current or former employee of the Cauldron Division. Except as specifically set forth in Section 11, Purchaser is not assuming any obligations of Seller under any such Benefit Plans.

     4.11. Authorization. The Seller has full corporate power and authority to enter into this Agreement and, upon and subject to receipt of approval of Seller's shareholders to sell all or substantially all the assets of the Seller, to consummate the transactions on its part contemplated hereby. The execution and delivery of this Agreement, and the sale, transfer, and other actions contemplated hereby have been duly authorized by the board of directors of Seller, and, except for the requirement to obtain shareholder approval and required consents for assignment of the Contracts, Lease and the Additional Contracts. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, and neither the execution and delivery of this Agreement nor the consummation of the transactions anticipated hereby by the Seller constitutes or will constitute a violation or breach of (i) applicable law, (ii) the Seller's Articles of Incorporation or By-laws, (iii) any contract or instrument to which the Seller is a party or by which it is bound, or (iv) any order, writ, injunction, decree or judgment applicable to Seller.

     4.12.     Employees.  Exhibit "M" hereto is a true and complete list of the
                           -----------
names of all current Cauldron Division employees, with their annual compensation and expected accrued vacation to March 31, 1997. Seller agrees that it will update the information set forth on Exhibit M and deliver a revised Exhibit M to Purchaser shortly before the Closing. It is understood, however, that no change in the information set forth on Exhibit M shall affect the Purchase Price.

     4.13. Inventories. A correct and complete summary of all inventory of the Cauldron Division as of March 6, 1997 is set forth as Exhibit "N" hereto.
                                                          -----------
u
     4.14.     Product Warranties.  Except as set forth in Exhibit "P" hereto
                                                           -----------
and except for warranties mandated by law, including implied warranties pursuant to the Uniform Commercial Code of Pennsylvania, the Seller's Cauldron Division has neither given nor made any oral, written or implied warranties or assurances with respect to products to be distributed or sold pursuant to the Contracts.

     4.15. Suppliers and Customers. Since the date of the Balance Sheet, there has been no cancellation or modification in any material respect to the major suppliers and customers of the Cauldron Division.

     4.16. Environmental. (a) To the Seller's knowledge, no pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed) (collectively "MATERIALS") have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape (collectively referred to as the "INCIDENT") on or from the Premises or disposed of by the Cauldron Division, in material violation of any federal, state or local statute, law or regulation.

          (b) To the Seller's knowledge, no asbestos or asbestos-containing materials have been installed (and have not since been removed), used, incorporated into, or disposed of on the Premises.

          (c) To the Seller's knowledge, no polychlorinated biphenyls ("PCBS") are located on the Premises in the form of electrical transformers, fluorescent light fixtures, cooling oils, or other devices in violation of any federal, state or local statutes, laws or regulations.

          (d) To the Seller's knowledge, no underground storage tanks are located on the Premises or were located on the Premises and subsequently removed or filled.

          (e) To the Seller's knowledge, no investigation, administrative order, consent order, agreement, litigation or settlement is proposed, or threatened, or anticipated with respect to the Premises.

          (f) To the Seller's knowledge, the Premises have at all times been in substantial compliance with all federal, state and local statutes, laws and regulations relating to the environment.

     4.17. Disclosure. No representation or warranty by the Seller in this Agreement contains any untrue statement of material fact or omits or will omit to state any material fact necessary to make any statement herein and therein not misleading.


Section 5.  Representation and Warranties of the Purchaser

     The Purchaser hereby warrants to the Seller, intending for the Seller to rely hereon, as follows:

     5.1. Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     5.2. Authorization. The execution and delivery of this Agreement, and other actions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Purchaser. The Purchaser has the corporate power and authority to consummate the transaction on its part contemplated hereby, including without limitation, issuance of the Note, none of which will constitute any violation or breach of its Articles of Incorporation or By-Laws. This Agreement and the Note constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

Section 6.  Conduct Pending the Closing

     The Seller hereby covenants and agrees that, pending the Closing and except as otherwise agreed in writing by the Purchaser:

     6.1. Conduct of Business. The Seller shall carry on the business of the Cauldron Division diligently and substantially in the same manner as heretofore and refrain from any action that would result in any material breach of any of the representations, warranties or covenants of the Seller hereunder.

     6.2. Access. The Purchaser and its authorized representatives shall have full access during normal business hours upon prior arrangement with the Seller to all books, records, contracts and documents of the Cauldron Division, as well as to the Premises, and Seller shall furnish or cause to be furnished to the Purchaser and its authorized representatives, all information with respect to the Assets and the business of the Cauldron Division as the Purchaser may reasonably request. In the event of a termination of this Agreement, all such information shall remain confidential and shall not be used by the Purchaser, its officers, directors, employees or agents, and all copies thereof shall be returned to the Seller.

     6.3. Contracts and Commitments; Liabilities. The Cauldron Division shall not enter into any contract, commitment or transaction except in the ordinary course of business and consistent with past practices. The Seller will not, and will not agree to, create any indebtedness or any other fixed or contingent liability in connection with its operation of the Cauldron Division or the Assets including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others, other than that created or incurred: (i) in the usual and ordinary course of the business of the Cauldron Division; or
(ii) pursuant to existing contracts to be assumed by Purchaser, which contracts are disclosed in the Exhibits attached hereto.

     6.4. Insurance. All present insurance insuring the Cauldron Division, its employees and the Assets, will be maintained by the Seller.

     6.5. Preservation of Organization and Employees. The Seller will use its best efforts, to the extent deemed reasonable by the Seller given its current financial condition, to preserve the business of the Cauldron Division intact, to keep available its respective key officers and employees, and preserve the present relationships of the Cauldron Division with its suppliers, customers, referring sources and others having business relations with it. The Seller will not increase the compensation payable or to become payable to the employees of the Cauldron Division or otherwise offer contractual changes in the terms of Seller's employment of such employees.

     6.6. No Default. The Seller will not do anything to omit or do anything to permit any act or omission to act, which will cause a material breach of the Agreement.

Section 7.  Conditions Precedent to the Purchaser's Obligations

     All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by the Purchaser:

     7.1. Representations and Warranties. The Seller's representations and warranties contained in this Agreement or in any list, certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects.

     7.2. Performance of Agreements. The Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     7.3. Adverse Change. There shall not have been a material adverse change, occurrence or casualty, financial or otherwise, relating to the Cauldron Division whether covered by insurance or not.

     7.4. Closing Deliveries. The Seller shall have delivered the bills of sale and releases of liens referred to herein.

     7.5. Closing Certificates.  The Seller shall have delivered to the
Purchaser: (i) a certificate of the Secretary or Assistant Secretary of the Seller certifying and attaching true and complete copies of the Articles of Incorporation and By-laws of the Seller as the same are in force on the Closing Date and of the resolutions adopted by the board of directors relating to this Agreement and the transactions contemplated hereby, and certifying the incumbency of the officers of the Seller executing this Agreement or any documents delivered hereunder; and (ii) a certificate signed by the President of the Seller, confirming to the best of his knowledge, satisfaction of the conditions set forth in this Section 7.

     7.6. No Litigation. There shall not be any pending (or to the knowledge of the Seller threatened) action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of either party herein.

     7.7. Assignment of Lease. The Purchaser shall have obtained an assignment of the Lease in a form reasonably satisfactory to Purchaser.

Section 8.     Conditions Precedent to the Seller's Obligations

     All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

     8.1. Representations and Warranties. The Purchaser's representations and warranties contained in this Agreement shall be true and correct in all material respects.

     8.2. Performance of Agreements. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     8.3. Closing Deliveries. The Purchaser shall have obtained its financing as anticipated by the commitment letter therefore previously received by the Purchaser (a copy of which is attached hereto as Exhibit "Q") and if received,
                                                 -----------
shall make payment of the purchase price as specified by this Agreement.

     8.4. Closing Certificates.  The Purchaser shall have delivered to the
Seller: (i) a certificate of the Secretary or Assistant Secretary of the Purchaser certifying and attaching true and complete copies of the resolutions of the board of directors of the Purchaser authorizing the execution and delivery of this Agreement and the performance of the obligations of the Purchaser hereunder; and (ii) a certificate of the President or Vice President of the Purchaser confirming, to the best of his knowledge, satisfaction of the conditions set forth in this Section 8.

     8.5. No Litigation. There shall not be any pending or threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of either party herein.

     8.6. Lease Agreement. The Lease shall have been assigned to the Purchaser, the Seller shall have been released from all of its obligations under the Lease, and the deposit held by the Landlord shall be returned to the Seller.

     8.7. Shareholder Approval. The shareholders of the Seller shall have approved the sale of substantially all the assets of the Seller.

     8.8. Merger.  The Merger shall have been consummated.

Section 9.  Fees and Expenses

     9.1. Expenses of the Transaction. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby. Transfer taxes, if any, shall be split by the parties.


Section 10.    Indemnification

     10.1. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the parties in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of one year after Closing.

     10.2. Indemnification by the Seller. Subject to Section 10.1, the Seller shall defend, indemnify and hold the Purchaser, its successors and assigns, harmless from and against: (a) any and all liabilities and obligations of, or claims against, the Seller not expressly assumed by the Purchaser hereunder and all claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys fees, whether or not reduced to judgment, order or award, caused by the breach of any agreement or of any representation or warranty made by the Seller in this Agreement or in any exhibit, list, certificate or document delivered by it pursuant hereto.

     10.3. Indemnification by the Purchaser. The Purchaser shall defend, indemnify and hold the Seller harmless from and against: (a) the liabilities and obligations assumed by the Purchaser pursuant to this Agreement; and (b) all damages, losses and out-of-pocket expenses including reasonable attorneys fees, caused by or arising out of the breach of any of the agreements or representation or warranties made by the Purchaser in this Agreement or any certificate or document delivered by it pursuant hereto.

     10.4. Defense of Claims. Promptly after any service of process by any third party in any litigation in respect of which indemnity may be sought from the other party pursuant to Section 10, the party so served shall notify the indemnifying party of the commencement of such litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel reasonably satisfactory to the indemnified party.


Section 11.  Cauldron Division Employees

     From and after the Closing Date, the Purchaser shall continue to employ all employees of the Cauldron Division in substantially the same positions as held by such individuals immediately prior to the Closing, but with the benefit package offered by Purchaser to its current employees as in effect as on the Closing Date, for a period of not less than ninety (90) days after the Closing; provided, that nothing herein shall be deemed to prohibit the Purchaser from discharging any of such employees for cause at any time or modifying any such employment or benefit package after ninety

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

(90) days from the Closing Date or from making after such 90-day period such changes in pay, benefits and conditions of employment as the Purchaser, in its sole discretion, may deem necessary or advisable. All such employees will receive full credit from Purchaser for any unused vacation days or otherwise for their amount of service with the Seller. The Purchaser shall have no liability for, and the Seller shall defend, indemnify and hold the Purchaser harmless from with respect to, any claims arising out of services prior to the Closing Date by any persons employed prior to the Closing by the Seller. The Seller shall have no liability for, and the Purchaser shall defend, indemnify and hold the Seller harmless with respect, to any claims arising out of services on or after the Closing Date or relating to or caused by termination of employment of any persons on or after the Closing Date.


Section 12.    Miscellaneous

     12.1. Arbitration. If any dispute arises under or in connection with this Agreement or the performance of enforcement thereof, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Seller, one by the Purchaser, and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and the arbitration shall take place in Chester County, Pennsylvania. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties, final and nonappealable, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally in the fees and expenses of the impartial arbitrator.

     12.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     12.3. Assignment. This Agreement shall not be assignable by either party without the prior written approval of the other party; provided, however, that Purchaser may assign its interest in this Agreement to its wholly-owned subsidiary, Cauldron, Inc., as long as Purchaser unconditionally guarantees the timely performance when due of all obligations of the Purchaser hereunder, such guarantee to be in a form reasonably acceptable to the Seller. To the extent so assignable, this Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and assigns and the Seller and its successors and assigns.

     12.4. Headings for Reference Only. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

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

     12.5. Notices. Any notice, communication, demand or other writing (a "notice") required or permitted to be given, made or accepted by any party to this Agreement shall be given by personal delivery or by depositing the same in the United States mail, properly addressed, postage prepaid and registered or certified with return receipt requested. A notice given by personal delivery shall be effective upon delivery and a notice given by registered or certified mail shall be deemed effective on the second day after such deposit. For purposes of notice, the addresses of the parties shall be, until changed by a notice given in accordance herewith, as follows:

     If to the Purchaser:

          Proclinical, Inc., 300 Kimberton Road, Phoenixville, PA 19460

     With a required copy to:

          James C. Walker, Esquire, P.O. Box 259, Perkasie, PA 18944-0259

     If to the Seller:

          Zynaxis, Inc., 371 Phoenixville Pike, Malvern, PA 19355

     With a required copy to:

          Vaxcel, Inc., 154 Technology Parkway, Technology Park, Norcross, GA 30042.

     12.6. Entire Agreement and Amendment. This document states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto.

     12.7. Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, if the Closing shall not have occurred by June 30, 1997, then either party shall have the right to terminate this Agreement by delivery of notice to the other party, in which case the deposit monies paid by Purchaser under this Agreement shall be promptly returned to Purchaser; provided, however, that no party may terminate this Agreement if that party is in default of any of its obligations to the other party under this Agreement.

     12.8. Counterparts; Facsimile Delivery. This Agreement may be executed and delivered in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile with the same force and effect as if originally executed copies of this Agreement had been delivered by the parties hereto. If this Agreement is executed and delivered in counterparts or by facsimile, any party may thereafter require that both parties originally execute and deliver a

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

sufficient number of additional copies of this Agreement so that each party may have two fully executed originals of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the day and year first above written.

ATTEST:                           ZYNAXIS, INC.



/s/ Michael A. Christie           By:/s/ Martyn D. Greenacre
-----------------------------        -------------------------------
Name: Michael A. Christie            Martyn D. Greenacre, President
Title:  Company Secretary


ATTEST:                           PROCLINICAL, INC.



/s/ Lawrence M. Brotzge           By:/s/ Gary Casey
----------------------------         -----------------------------
Name: Lawrence M. Brotzge            Gary Casey, President
Title:

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

[THE FOLLOWING INFORMATION IS NOT A PART OF THIS EXHIBIT 10.1, BUT IS PROVIDED SOLELY FOR THE INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION.]

                  List of Exhibits to Asset Purchase Agreement
                  --------------------------------------------

Exhibit A    List of Fixed Assets
Exhibit B    List of Contracts and Open Orders
Exhibit C    List of Rights and Privileges under Leases, Licenses and Agreements
Exhibit D    Copy of Lease dated August 30, 1988, between PMRA III, c/o PM
             Realty Advisors, a California corporation, successors to Rouse &
             Associates, a Pennsylvania limited partnership, and Seller, as amended, for the facilities used by the Cauldron Division
Exhibit E    List of Patents, Trademarks, Service Marks, Copyrights,
             Applications, Licenses, Trade Names, Fictitious Names, Slogans,
             Royalty Agreements and Brand or Private Label Names
Exhibit F    Pro Forma Balance Sheet
Exhibit G    Form of Promissory Note Payable to Seller
Exhibit H    List of Liens, Security Interests, Etc.
Exhibit I    List of Legal Proceedings, Claims, Defaults, Etc.
Exhibit J    List of Material Adverse Changes, Etc.
Exhibit K    List of Additional Contracts
Exhibit L    List of Employee Benefit Plans
Exhibit M    List of Employees, Compensation and Accrued Vacation
Exhibit N    List of Inventory
Exhibit P    Warranties or Assurances in Contracts
Exhibit Q    Commitment Letter for Purchaser Financing


THE REGISTRANT HEREBY AGREES TO FURNISH SUPPLEMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST A COPY OF ANY OMITTED EXHIBIT TO THIS ASSET PURCHASE AGREEMENT.

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